Exhibit 4.2

Certificate No.	CUSIP 02364V 206

GREYSTONE HOUSING IMPACT INVESTORS LP

BENEFICIAL UNIT CERTIFICATE

THIS CERTIFIES THAT ____________________________________________________ is the registered owner of __________ Beneficial Unit Certificates evidencing an assignment of a portion of the limited partner interest held by Greystone ILP, Inc. (the “Initial Limited Partner”) in Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), and holds the same subject to the terms of an Amended and Restated Agreement of Limited Partnership, dated December 5, 2022, by and between America First Capital Associates Limited Partnership Two (the “General Partner”) and the Initial Limited Partner, as it may be amended from time to time (the “Partnership Agreement”). Such Beneficial Unit Certificates are transferable on the books of the Partnership, subject to the limitations in the Partnership Agreement, by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed. All capitalized terms not otherwise defined herein have the meaning set forth in the Partnership Agreement.

IN WITNESS WHEREOF, the Initial Limited Partner has caused this instrument to be duly executed.

Dated: ____________________, 20____

Greystone ILP, Inc., Initial Limited Partner

By
Kenneth C. Rogozinski, President

By
Jesse A. Coury, Secretary

American Stock Transfer & Trust Company,
Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- Custodian (Cust) (Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors Act (State)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

the Beneficial Unit Certificates evidenced hereby in Greystone Housing Impact Investors LP, and do hereby irrevocably constitute and appoint ______________________________ ATTORNEY to transfer the said Beneficial Unit Certificates on the books of the Partnership with full power of substitution in the premises.

NOTICE: The signature(s) to

this assignment must correspond

with the name as written upon

the face of the Certificate in

every particular, without

alteration or enlargement or

any change whatever.

In the presence of:

X	______________________________	Dated:	______________________________
Witness

X	______________________________	Dated:	______________________________
Witness